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                                                                       EXHIBIT 5

              [LETTERHEAD OF SHAW, PITTMAN, POTTS & TROWBRIDGE]

                              September 18, 1997


Commercial Net Lease Realty, Inc.
400 East South Street
Suite 500
Orlando, Florida  32801

Ladies and Gentlemen:

          We have acted as counsel to Commercial Net Lease Realty, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-3, Registration No. 333-24773 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and declared effective by the Commission on April 22, 1997. Pursuant to the Registration Statement, the Company proposes to issue and sell 2,570,000 shares of common stock, par value $0.01 per share (the "Common Stock") to ABKB/LaSalle Securities Limited Partnership pursuant to the terms set forth in the prospectus supplement dated September 11, 1997 (the "Prospectus Supplement") to the prospectus filed as part of the Registration Statement.

          Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that the Common Stock has been duly authorized for issuance by the Company, and that upon issuance and delivery in accordance with the Common Stock Purchase Agreement referred to in the Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable.


          We hereby consent to the filing of this opinion as an exhibit to the Prospectus Supplement. We also consent to the reference to Shaw, Pittman, Potts & Trowbridge under the caption "Legal Matters" in the Prospectus Supplement.

                                           Very truly yours,

                                           /s/ SHAW, PITTMAN, POTTS & TROWBRIDGE


                                           SHAW, PITTMAN, POTTS & TROWBRIDGE